Exhibit 99.1

Tyme Schedules Conference Call to Discuss SM-88 Preliminary Phase II Pancreatic Cancer Data on Friday, January 18th

NEW YORK , Jan. 15, 2019 (GLOBE NEWSWIRE) — Tyme Technologies, Inc. (NASDAQ: TYME ), a clinical-stage oncology biotechnology company developing metabolically-based cancer therapeutics, today announced that its management team will hold a conference call with analysts and investors at 9 AM EST (6 AM PST) on Friday, January 18th, to discuss the SM-88 preliminary Phase II pancreatic cancer data scheduled to be presented in four posters at the American Society of Clinical Oncology’s Gastrointestinal Cancers Symposium (ASCO GI) being held later this week. Joining management on the call will be Dr. Vincent Picozzi, MD, Director of the Pancreaticobiliary Program at the Floyd & Delores Jones Cancer Institute at Virginia Mason Medical Center, principal investigator in the Tyme Phase II pancreatic cancer research, and a Precision Promise Committee Chair.

Analysts and investors interested in participating in the call should dial: (877) 705-6011 (Domestic) / (201) 493-6730 (International); and enter passcode: 13686312. The call will also be viewable via webcast, which can be accessed through the “Investors” tab of the company’s website (ir.tymeinc.com). A replay of this conference call will also be available via webcast approximately one hour after the event.

The Tyme abstracts are available on the ASCO GI website (https://meetinglibrary.asco.org). These abstracts contain patient data only up to the ASCO GI abstract submission deadline of September 25, 2018. At the time of the abstract submission, the majority of patients were on trial for less than one month. During the investor call and at ASCO GI, the company will be presenting updated data that reflects patient follow-up into January 2019.

The ASCO GI posters are scheduled to be presented on Friday, January 18, 2019 11:30AM-1:00 PM (PST) and 5:30-6:30 PM (PST) during the Poster Session B: “Cancers of the Pancreas, Small Bowel, and Hepatobiliary Tract” at the Moscone West Building, San Francisco. The posters will also be available on our website (www.tymeinc.com/data-publications).

The Posters to be presented include:

Title:	Phase II trial of SM-88 in Patients with Metastatic Pancreatic Cancer: Preliminary Results of the 1st Stage.

Authors:

Marcus Smith Noel[1], Andrea Wang-Gillam[2], Allyson J. Ocean[3], Sant P. Chawla[4], Giuseppe Del Priore[5], Vincent J. Picozzi[6];

[1] University of Rochester James P. Wilmot Cancer Institute, Strong Memorial Hospital, Rochester, NY; [2] Washington University School of Medicine in St. Louis, St. Louis, MO; [3] Weill Cornell Medical College, New York, NY; [4] Sarcoma Oncology Center, Santa Monica, CA; [5] Tyme Inc., New York, NY Morehouse School of Medicine, Atlanta, GA; [6] Virginia Mason Hospital and Medical Center, Seattle, WA

Abstract#:	200

Board #:	A16

Title:	Designing Clinical Trials in 3L+ Pancreatic Cancer.

Authors:	Victoria G. Manax[1], Valery Chatikhine[2], Saundra Kirven[2], Ben R Taylor[3]; [1] PanCAN, Manhattan Beach, CA; [2] IQVIA (Novella), Morrisville, NC; [3] Tyme Inc., New York, NY
Abstract#:	226

BOARD:	C2

Title:	Feasibility of SM-88 in PC After Multiple Prior Lines and ECOG <2 (NCT03512756

Authors:

Marcus Smith Noel[1], Andrea Wang-Gillam[2], Allyson J. Ocean[3], Giuseppe Del Priore[4], Vincent J. Picozzi[5];

[1] University of Rochester James P. Wilmot Cancer Institute, Strong Memorial Hospital, Rochester, NY; [2] Washington University School of Medicine in St. Louis, St. Louis, MO; [3] Weill- Cornell Medical College, New York, NY; [4] Tyme Inc., New York, NY;[5] Virginia Mason Hospital and Medical Center, Seattle, WA

Abstract#:	310

BOARD:	G8

Title:	Phase II pharmacokinetics of Oral SM-88 in Heavily Pre-Treated Advanced Pancreatic Ductal Adenocarcinoma (PC).

Authors:

Marcus Smith Noel[1], Martin Fernandez-Zapico[2], Gerald H. Sokol[3], Giuseppe Del Priore[4];

[1] University of Rochester James P. Wilmot Cancer Institute, Strong Memorial Hospital, Rochester, NY; [2] Mayo Clinic, Rochester, MN; [3] Florida Cancer Institute New Hope, Hudson, FL; [4] Tyme Inc., New York, NY

Abstract#:	277

BOARD:	E15

About SM-88

SM-88 is a novel combination therapy that utilizes a proprietary dysfunctional tyrosine derivative to interrupt the metabolic processes of cancer cells, breaking down the cells’ key defenses and making them vulnerable to oxidative stress and death. SM-88 has demonstrated efficacy in the treatment of multiple oncology indications, including breast and prostate, and pancreatic cancer, without low reported toxicities or serious adverse events.

About Tyme Technologies

Tyme Technologies, Inc., is a clinical-stage biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress. Tyme’s lead program, SM-88, is expected to enter a pivotal trial in metastatic pancreatic cancer during 2019. For more information, visit www.tymeinc.com.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88), their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words (including their use in the negative) or by discussions of future matters such as the development and potential commercialization of our lead drug candidate and of other new products, expected releases of interim or final data from our clinical trials, possible collaborations, the timing, scope and objectives of our ongoing and planned clinical trials and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, that the information is of a preliminary nature and may be subject to change; uncertainties inherent in research and development, including the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data may differ from prior study data or preliminary Phase II data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 13, 2018, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission (available at www.sec.gov).

The information contained in this press release is as of release date and Tyme assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

Contact

Ashley R. Robinson

LifeSci Advisors, LLC

617-535-7742

arr@lifesciadvisors.com